As filed with the Securities and Exchange Commission
                               on April 30, 2002.

                                                                FILE NO. 811-620
================================================================================



           SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                                    --------


                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 14


                                    --------


            INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC.
               (Exact Name of Registrant as Specified in Charter)


                    200 Park Avenue, New York, New York 10166
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (212) 573-9354





                                 James H. Bluck
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                            New York, New York 10004
                     (Name and Address of Agent for Service)



================================================================================

                        INSTITUTIONAL INVESTORS CAPITAL
                            APPRECIATION FUND, INC.

                                   PROSPECTUS

                            O O O O O O O O O O O O

                                  May 1, 2002

                            O O O O O O O O O O O O

                                 A NO-LOAD FUND

                            O O O O O O O O O O O O

                               PRIMARY OBJECTIVE:
                              Capital Appreciation
                              SECONDARY OBJECTIVE:

                                     Income

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE FUND IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY.

THE OFFER AND SALE OF THE SECURITIES OFFERED BY MEANS OF THIS PROSPECTUS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SHARES OF THE FUND MAY BE OFFERED AND SOLD ONLY TO ELIGIBLE INSTITUTIONS WHOSE PRINCIPAL OFFICES ARE LOCATED IN THE STATE OF NEW YORK AND MAY NOT BE TRANSFERRED, EXCEPT TO ANOTHER ELIGIBLE INSTITUTION WHOSE PRINCIPAL OFFICE IS LOCATED IN THE STATE OF NEW YORK.

This Prospectus does not constitute an offer in any state or jurisdiction outside the State of New York.

ADDITIONAL INFORMATION AND SHAREHOLDER INQUIRIES

A current Statement of Additional Information ("SAI") which provides more detail about the Fund is on file with the Securities and Exchange Commission as part of the Fund's registration statement on Form N-1A. The SAI is incorporated herein by reference, which means that it is legally considered part of this Prospectus.

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

The SAI, annual report and semi-annual report are available without charge upon request. To obtain a copy of the current SAI, annual or semi-annual report or other information about the Fund or to make shareholder inquiries:

Call:         800-527-3713

Write to:     Shay Financial Services, Inc.
              230 West Monroe Street, Suite 2810
              Chicago, Illinois  60606

You may view and copy the SAI and other information about the Fund by visiting the Securities and Exchange Commission's Public Reference Room in Washington, DC, or by visiting the EDGAR Database on the Commission's Internet site at http://www.sec.gov. Copies of this information may also be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Commission's Public Reference Section, Washington, DC 20549-0102. You may also call the Commission at 202-942-8090 for information about the operation of the Commission's Public Reference Room.

      YOU SHOULD READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE REFERENCE.

CONTENTS

                                    PAGE                                    PAGE

Key Points .......................... 2  Share Purchase Procedures .......... 11
Performance Summary ................. 4  Redeeming Shares ................... 11
Fees and Expenses of the Fund ....... 6  Understanding Performance .......... 13
Eligible Institutions ............... 7  Dividends, Distributions and
Investment Objective and                   Federal Income Tax Status ........ 13
  Strategies  ....................... 7  Portfolio Management ............... 14
Principal Risks ..................... 8  Administrator, Transfer Agent
Share Price -- Net Asset Value ...... 9    and Custodian .................... 15
Purchase of Fund Shares ............. 9  Distributor ........................ 15


                                 ---------------
                                   KEY POINTS

ELIGIBLE INVESTMENT FOR NEW YORK SAVINGS BANKS: The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law and certain other Eligible Institutions, as defined below.

ELIGIBLE INSTITUTIONS: Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that have their principal offices within the State of New York. An "Eligible Institution" means: (i) a savings bank or savings and loan association which is organized under the laws of the State of New York, (ii) a federal savings association organized under the laws of the United States, (iii) a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association, (iv) a life insurance department of any such savings bank, savings and loan association or savings association, (v) a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, (vi) a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees or (vii) any insurance company, including without limitation SBLI Mutual Life Insurance Company of New York, Inc. and any of its subsidiaries or any trust or other entity holding for the benefit of any of the foregoing or the policyholders of any such insurance company or subsidiary.

ELIGIBLE INVESTMENTS BY THE FUND: In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will invest only in securities in which a savings bank may invest.

OBJECTIVE: The Fund's primary investment objective is to achieve capital appreciation. The objective of income is secondary.

PRINCIPAL STRATEGIES: The Fund seeks to achieve these objectives by investing in a diversified portfolio of equity securities consisting primarily of common stocks of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of the Fund's Investment Adviser. The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with market capitalizations in excess of $5 billion. There is no assurance that the Fund in fact will achieve these objectives.

RISKS: All investments in equity mutual funds, like the Fund, involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money. Below is a summary of the principal risk factors for the Fund.

O MARKET AND INVESTMENT RISKS. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

O PORTFOLIO MANAGEMENT RISKS. The Investment Adviser's skill will affect the ability of the Fund to achieve its investment objective. The strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

O LIMITATIONS ON THE AMOUNT OF REDEMPTIONS. The amount that can be withdrawn from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

O REGULATORY RISKS. All of the Fund's shareholders are financial institutions (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the types of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives. Regulatory changes also may affect the ability of Eligible Institutions to invest in the Fund, which could result in a reduction in the size of the Fund and have other adverse effects on the Fund.

INVESTMENTS NOT INSURED OR GUARANTEED: An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.







             [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                              PERFORMANCE SUMMARY

    The bar chart and table shown below provide an indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year over a 10-year period and by showing how the Fund's average annual returns for one, three, five, and ten years compare to those of a broad-based securities market index. All returns assume reinvestment of dividends. The Fund's past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.

           YEAR-BY-YEAR TOTAL RETURNS (AS OF DECEMBER 31 OF EACH YEAR)

                                [CHART OMITTED]

 1992    1993    1994     1995    1996    1997    1998    1999    2000    2001
 ----    ----    ----     ----    ----    ----    ----    ----    ----    ----
10.23%  20.50%  (0.80%)  24.90%  20.82%  28.64%  28.85%   6.51%   4.07%  (3.90)

Best Quarter:     4th Quarter, 1998   +21.31%
Worst Quarter:    1st Quarter, 2001   -10.99%

          AVERAGE ANNUAL TOTAL RETURNS (YEARS ENDED DECEMBER 31, 2001)

                                           1 YEAR   3 YEARS   5 YEARS  10 YEARS
                                           ------   -------   -------  --------
Institutional Investors
Capital Appreciation Fund, Inc.

  Return before taxes....................  -3.90%     2.13%    12.04%    13.38%

  Return after taxes
  on distributions*......................  -5.11%     0.37%    10.10%    10.18%

  Return after tax on distributions
  and sale of Fund shares*...............  -1.51%     1.56%     9.65%     9.91%

S&P 500 Index (reflects no deduction
for fees, expenses or taxes)**........... -11.87%    -1.02%    10.70%    12.94%

---------------
* After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

** The S&P 500 Index is the Standard & Poor's Composite Index of 500 Stocks, which is a commonly recognized unmanaged price index of 500 widely held common stocks. Unlike the Fund's returns, index returns do not reflect any fees, expenses or taxes.

                          FEES AND EXPENSES OF THE FUND

   THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND
                            HOLD SHARES OF THE FUND.

SHAREHOLDER FEES (fees paid directly from your investment)................. NONE

ANNUAL FUND OPERATING EXPENSES (deducted from Fund assets)*

  Management Fees......................................................... 0.74%
  Distribution or Service (12b-1) Fees....................................  NONE
  Other Expenses.......................................................... 0.50%
       Administration, Transfer Agent and Custodian Fees............ 0.14%
       Professional and Directors' Expenses......................... 0.34%
       Insurance, Printing and Miscellaneous Expenses............... 0.02%
  Total Annual Fund Operating Expenses.................................... 1.24%

---------------
* Annual fund operating expense figures are for the fiscal year ended December 31, 2001, and are expressed as a percentage of the Fund's average net assets.

EXAMPLE

    This Example may help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Because it uses hypothetical conditions, your actual costs may be higher or lower.

    The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year, all dividends and distributions are reinvested and the Fund's operating expenses described in the preceding table remain the same as a percentage of net assets. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

        1 YEAR           3 YEARS          5 YEARS         10 YEARS
        ------           -------          -------         --------
         $126              $393            $681            $1,500


    The Fund does not charge any deferred sales charge or other redemption fee, and you would pay the same expenses shown in the example if you did not redeem your shares.

ELIGIBLE INSTITUTIONS

   The Fund is designed as an investment vehicle for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law and certain other Eligible Institutions, as defined below. Shares of the Fund may be purchased and owned only by, and may be transferred only to, Eligible Institutions that are resident in the State of New York. An Eligible Institution will be deemed to be a resident of the State of New York only if it has its principal office within the State of New York. An "Eligible Institution" means:

o a savings bank or savings and loan association which is organized under the laws of the State of New York,

o    a federal savings association organized under the laws of the United
     States,

o a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association,

o a life insurance department of any such savings bank, savings and loan association or savings association,

o a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary,

o a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees, or

o any insurance company and any of its subsidiaries or any trust or other entity holding for the benefit of any of the foregoing or the policyholders of any such insurance company or subsidiary.

   Federal law may further restrict the ability of certain Eligible Institutions to invest in the Fund. Each Eligible Institution should consult its own advisers with respect to limitations, if any, imposed on its investments in the Fund by applicable banking laws or regulations.

INVESTMENT OBJECTIVES AND STRATEGIES

INVESTMENT OBJECTIVES

   The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. There is no assurance that the Fund will, in fact, achieve these objectives.

   The Board of Directors may change the Fund's investment objectives without shareholder approval whenever in its judgment economic or market conditions warrant.

ELIGIBLE INVESTMENTS

   In order to maintain the Fund as an eligible investment for New York savings banks under Subdivision 26(e) of Section 235 of the New York Banking Law, the Fund will not make any investment or engage in any transaction which would cause the Fund's shares not to be eligible for investment by savings banks under the laws of the State of New York. That law effectively limits the types of investments which the Fund may make by generally limiting savings banks to investing in investment companies which invest in securities in which a savings bank may itself invest.

   As currently in effect, the New York Banking Law and the Banking Department's interpretations thereof permit the Fund to invest in common stocks of U.S. domestic corporations that are traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, preferred stocks of U.S. domestic corporations that meet certain financial tests and corporate interest-bearing securities that are not in default as to either principal or interest when acquired.

   Restrictions and policies of the Fund which are based on the laws of the State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund's shareholders.

PRINCIPAL INVESTMENT STRATEGIES

   The Fund invests primarily in equity securities of U.S.-based companies whose growth, cash flow, earnings and dividend prospects are promising and whose securities are reasonably priced and have the potential for capital appreciation in the opinion of its Investment Adviser. Specifically, the Investment Adviser looks for companies with strong balance sheets and sustainable earnings growth. In evaluating the prospects for a company's growth and earnings, the Investment Adviser considers, among other things, the company's historical performance and growth strategy, the growth rate of the industries in which it operates and the markets into which it sells, the nature of its competitive environment, technological developments and trends in market share. In attempting to determine reasonable price levels for a company's securities, the Investment Adviser utilizes a variety of measurement methods, including discounted cash flow analysis of expected earnings streams and an evaluation of the company's price-to-earnings ratio.

   The equity securities in which the Fund invests consist primarily of dividend-paying common stocks of large-capitalization companies, i.e., companies with market capitalizations in excess of $5 billion. The Fund may invest up to 25% of its assets in equity securities of smaller companies. The equity securities in which the Fund may invest also include common stocks that do not pay dividends, preferred stocks and corporate debt securities convertible into common stock.

   Under normal market conditions, it is the Fund's policy to invest substantially all of its assets in equity securities and, to the extent reasonably practicable, at least 80% of its assets in common stock. However, if the Fund's Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, and subject to restrictions, if any, imposed by the New York Banking Law, the Fund may invest up to 100% of its assets temporarily in non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund's investment objective.

   To a limited extent, the Fund also may engage in other investment practices.

   More information about the Fund's investments and strategies is provided in the Statement of Additional Information.

PRINCIPAL RISKS

   All investments in equity mutual funds, like the Fund, involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money. The principal risk factors for the Fund are discussed below. Before you invest, please make sure you understand the risks that apply to your investment.

MARKET AND INVESTMENT RISKS

   The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund, and it is possible to lose money as a result of your investment.

   The Fund may invest up to 25% of its assets in the securities of companies with market capitalizations of less than $5 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices are more volatile and their securities may be less liquid than the securities of larger companies.

PORTFOLIO MANAGEMENT RISKS

   The Investment Adviser's skill in choosing appropriate investments for the Fund will affect the ability of the Fund to achieve its investment objectives, and the investment strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

REGULATORY RISKS

   All of the Fund's shareholders are financial institutions (or subsidiaries of, or holding companies for, financial institutions) that are regulated by state and/or federal law. Changes in federal and state regulations in effect from time to time may affect the type of securities and other instruments in which the Fund may invest and, therefore, could adversely affect the ability of the Fund to achieve its investment objectives.

   The ability of Eligible Institutions to invest in the Fund (and the amounts that they may invest) is subject to both federal and state regulation. Further regulatory restrictions on the ability of Eligible Institutions to invest in the Fund (or on the size of their investments) could result in a reduction in the size of the Fund and an increase the Fund's expense ratio, affect the Fund's ability to achieve economies of scale, result in a reduction in the Fund's investment returns and adversely affect the ability of the Fund to achieve its investment objectives.

SHARE PRICE -- NET ASSET VALUE

   The price of the Fund's shares is also referred to as its NET ASSET VALUE or NAV per share. The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding:

   Net Asset Value =    TOTAL ASSETS - LIABILITIES
                       ----------------------------
                       Number of Shares Outstanding

   The Fund determines net asset value per share of the Fund as of 4:00 P.M., New York time. Shares will not be priced on days on which the New York Stock Exchange is closed for trading.

   The Fund uses market prices in valuing portfolio securities, but may use fair value estimates if reliable market prices are unavailable.

PURCHASE OF FUND SHARES

   Investors purchase shares at the Fund's next-determined net asset value after the Fund receives your order to purchase. Orders to purchase shares are not binding on the Fund until accepted by the Fund. The Fund reserves the right to reject any purchase order.

   Investors in the Fund pay no shareholder transaction fees, such as sales loads or exchange fees, when purchasing shares.

PROCEDURES FOR OPENING AN ACCOUNT WITH THE FUND

   Accounts with the Fund may be established by telephone. To open an account, telephone the Fund's Distributor, Shay Financial Services Inc., at 800-527-3713.

PROCEDURES FOR PURCHASING SHARES

   Eligible Institutions may submit purchase orders by telephone for their initial investment in the Fund or any subsequent investment. To make an investment in the Fund, follow the instructions below under the heading "SHARE PURCHASE PROCEDURES."

NEXT-DAY SETTLEMENT

   The Fund permits next-day settlement for shares purchased by telephone. Next-day settlement permits an Eligible Institution to place an order by telephone to purchase Fund shares at the net asset value per share next determined after receipt of the order to purchase and to deliver payment for the order by wire transfer the following business day. Payment must be in the form of federal funds or other immediately available funds and must be received by The Bank of New York prior to 4:00 P.M. New York City time on the next business day after submission of the order to purchase, or the order will be canceled.

   A purchase order is binding upon the investor. If the Fund must cancel your order because payment was not timely received, you will be responsible for the difference between the price of the shares when ordered and the price of the shares when the order is canceled, and for any fees or other losses and expenses incurred by the Fund. The Fund may redeem shares from your account in an amount equal to the amount of the difference in share price and the fees and other losses and expenses incurred, if any, and may retain the proceeds of the redemption in satisfaction of your liability to the Fund. You will continue to be responsible for any deficiency. In addition, the Fund may prohibit or restrict you from electing next-day settlement in the future or from making future purchases of the Fund's shares.

   Any funds received by the Fund in respect of a canceled purchase order will be returned upon instructions from the sender, after deduction of any fees, losses or other amounts for which you are responsible (as described above), without any liability to the Fund, the Investment Adviser, the Distributor or the Custodian. If it is not possible to return the funds the same day, you will not have use of the funds until the next business day when it is possible to effect the return payment. The Fund reserves the right to reject any purchase order.

REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

   You may elect to have dividends and capital gains distributions of the Fund, when paid, reinvested in shares of the Fund at the net asset value per share determined at the close of business on the ex-dividend date. The Fund will reinvest your dividends and capital gains distributions unless you make a contrary election at the time you open your account. You may change an election at any time prior to a record date for a dividend or distribution by notifying the Fund in writing.

SHARE CERTIFICATES

   The Fund will not issue certificates representing the Fund's shares unless you make a request in writing directly to the Fund's Administrator. Wire and telephone redemptions of shares held in certificate form are not permitted.

                           SHARE PURCHASE PROCEDURES

                         INITIAL PURCHASE
                         ----------------
TO OPEN AN ACCOUNT OR    Call the Fund at 800-527-3713.
OBTAIN INFORMATION

MINIMUM INVESTMENT       $20,000 minimum for initial investments. There is no
                         minimum for subsequent investments.

BY TELEPHONE             1. Call 800-527-3713 to submit a purchase order by
                         telephone and indicate the amount of the investment or the number of shares you desire to purchase. All purchases made by telephone must be paid by wire transfer.

                         2. Wire funds using the wire instructions below. Immediately available funds must be received by 4:00 P.M. New York City time on the next business day after the order is submitted or the order will be canceled.

METHOD OF PAYMENT AND    All payments must be made by wire transfer.
WIRE INSTRUCTIONS
                         First, call 800-527-3713 to notify the Fund that you intend to purchase shares by wire and to verify wire instructions. Then, wire funds care of The Bank of New York, New York, NY:

                         ABA#:  021000018
                         A/C 8900403179
                         From: (NAME OF INVESTOR/SHAREHOLDER)
                         TIN: (SHAREHOLDER'S TAXPAYER IDENTIFICATION NUMBER) Account Number: (INVESTOR'S ACCOUNT NUMBER IN THE FUND) For purchase of: Institutional Investors Capital
                                          Appreciation Fund
                         Amount:  (AMOUNT TO BE INVESTED)
                         Ref. 110AF and (SHAREHOLDER NAME AND ACCOUNT NUMBER)

REDEEMING SHARES

   You may withdraw any part of your account at any time by redeeming shares (subject to the conditions and limited exceptions described below). You must provide the Fund with certified resolutions of your Board of Directors or Board of Trustees (or other documentation satisfactory to the Fund) identifying persons who are authorized to effect redemptions on your behalf.

   Investors in the Fund pay no shareholder transaction fees, such as redemption fees or exchange fees, when redeeming shares.

   You may make redemption requests in writing or by telephone. If share certificates were issued to you for the shares to be redeemed, the share certificates must accompany the redemption request. Procedures for redeeming shares are described below.

   Shares are redeemed at their net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation IN GOOD ORDER, including share certificates, if any, for the shares being redeemed, except for certain large redemptions described below under "LIMITATION ON THE AMOUNT OF REDEMPTIONS."

   Redemption requests should be directed to the Fund's Distributor:

By telephone:       800-527-3713

By mail or
overnight courier   Shay Financial Services, Inc.
                    re:  Institutional Investors Capital
                         Appreciation Fund, Inc.
                    230 West Monroe Street
                    Suite 2810
                    Chicago, IL  60606

   Upon the receipt of such request in good order as described below, you will receive from the Fund the net asset value of the redeemed shares which will be determined in accordance with the procedures described below under "LIMITATION ON THE AMOUNT OF REDEMPTIONS."

LIMITATION ON THE AMOUNT OF REDEMPTIONS

   The amount that you can redeem from the Fund on any day is limited to the greater of 2,500 shares or 10% of the total number of shares you own at the time the request for redemption is made.

   If a request for redemption exceeds the greater of 2,500 shares or 10% of the total number of shares you own, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares included in your redemption notice will be made at 4:00 P.M., New York time, on the business day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or 10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the net asset value for all shares for which notice has been received has been so determined.

   The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

   The redemption price will be paid by the Fund within seven business days after receipt of the notice of redemption in good order by the Distributor, provided that the certificates for the shares to be redeemed, if any, have been surrendered duly endorsed for transfer, guaranteed and delivered to BISYS. In the event that the net asset value of any shares is computed on a day other than the day of delivery of notice of redemption, then the redemption price of such shares will be paid by the Fund within seven business days after such day of computation.

TELEPHONE REDEMPTIONS

   You may redeem shares by telephone by calling the Fund at 800-527-3713. Telephone redemption instructions must include your Institutional Investors Capital Appreciation Fund account number and the dollar amount or number of shares to be redeemed.

   Telephone redemption requests are not available for shares for which share certificates have been issued.

   The Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures may include, among other things, matching the name and title of the person making a redemption request to the list of persons authorized by the shareholder to effect transactions in its account. The Fund reserves the right to refuse a telephone redemption if it believes it advisable to do so. Assuming the Fund's security procedures are followed, neither the Fund nor the Fund's Administrator, Transfer Agent or Distributor will be responsible for the authenticity of redemption instructions received by telephone and believed to be genuine, and the investor will bear any loss. The Fund may record all calls.

   During periods of substantial economic or market change, telephone redemptions may be difficult to complete. Shares may be redeemed by mail if you are unable to contact the Fund by telephone.

WRITTEN REDEMPTION REQUESTS

   To be in good order, written redemption requests must be signed EXACTLY as the account is registered by ALL persons in whose names the account is held and must include the following information and documents:

o    the account number from which shares are to be redeemed,

o    the dollar value or number of shares to be redeemed,

o    the shareholder's phone number,

o    the signatures of ALL account owners EXACTLY as registered on the account,

o    any certificates you are holding for the shares being redeemed.

PAYMENT (WIRING) OF REDEMPTION PROCEEDS

   Redemption proceeds will be wired to your bank or other account shown on the Fund's records.

   Changes in the bank account for delivery of redemption proceeds must be made by written instructions signed by an authorized person.

EXCEPTIONS TO OBLIGATION TO REDEEM

   Redemptions may be suspended, and the date of payment postponed, if:

o    trading on the New York Stock Exchange is suspended or restricted,

o an emergency makes determination of net asset value or disposition of portfolio securities not reasonably practicable, or

o the Securities and Exchange Commission by order permits suspension for the protection of shareholders.

   Redemptions also may be limited, and the date of payment postponed, as described above under "LIMITATION ON THE AMOUNT OF REDEMPTIONS."

   The right of redemption may also be suspended or payment in satisfaction of redemptions postponed for such other periods as may be established by the Board of Directors if the Board of Directors determines that it is contrary to the best interests of the Fund and its other shareholders to commit the Fund to an earlier repurchase of any or all shares offered for redemption. Such determination will be made only when the Board of Directors expressly concludes that by reason of the number of shares to be redeemed or the condition of the securities markets, there is doubt as to the ability of the Fund to liquidate sufficient assets to raise the necessary funds within an earlier time without undue sacrifice and that the existence of extraordinary conditions requires adoption of an emergency measure.

   Requests for redemption received during a period when the right to redeem is suspended may be withdrawn at any time until redemptions are recommenced.

REDEMPTION IN KIND

   The Fund reserves the right to make a "redemption in kind" -- payment in portfolio securities rather than cash -- if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining shareholders of the Fund. The Statement of Additional Information contains supplementary details concerning redemption in kind.

UNDERSTANDING PERFORMANCE

   From time to time the Fund reports performance information in the form of total return and average annual total return before taxes. See, for example, "PERFORMANCE SUMMARY" at page 4 of this Prospectus. Total return shows the change in the value of an investment in the Fund over a specified period of time (such as one, three, five or ten years), assuming reinvestment of all dividends and distributions and after deduction of all applicable charges and expenses without taking into account any federal, state or local income taxes that you may pay. The Fund's average annual total return represents the annual compounded growth rate that would produce the total return achieved over the period. The Fund also may report after-tax returns which reflect federal income taxes on dividends and distributions and taxes on capital gains upon redemption of shares. The after-tax performance information reported by the Fund is calculated using the historical highest INDIVIDUAL federal marginal income tax rates, as required by rules of the Securities and Exchange Commission, and does not take into account any state or local income taxes that you may pay. Actual after-tax returns depend on an investor's tax situation and your after-tax returns may differ from those reported by the Fund.

DIVIDENDS, DISTRIBUTIONS AND FEDERAL INCOME TAX STATUS

DIVIDEND POLICY

   The Fund pays dividends of net investment income (generally income from dividends and interest, less expenses), if any, quarterly. The Fund usually makes distributions of net long-term capital gains, if any, realized during a fiscal year in December of that fiscal year.

   The Fund's dividend distribution from net investment income will vary with the amount of dividend and other investment income received, and the expenses incurred, by the Fund. In periods of relatively low dividend and interest rates, the Fund's dividend and interest income may not exceed the Fund's expenses, so that dividend distributions may not occur or may be low.

TAX STATUS; TREATMENT OF DIVIDENDS, DISTRIBUTIONS, GAINS AND LOSSES

   TAX STATUS OF THE FUND. The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code. The Fund intends to distribute all of its net investment income and capital gains to shareholders. Assuming that it is so qualified and makes such distributions, the Fund will not be subject to federal income tax on the net investment income and capital gains distributed. If the Fund failed to qualify as a regulated investment company or failed to meet certain 90% distribution requirements, it would be taxed as an ordinary corporation. Even if it meets these qualifications, if the Fund did not distribute 98% of its ordinary income and 98% of its capital gain net income, it would be subject to a non-deductible 4% excise tax on the amount required to be but not distributed.

   The following is a discussion of selected federal income tax considerations that may affect shareholders of regulated investment companies generally. It does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Fund's shareholders. Special rules may apply to financial institutions and life insurance companies. Because everyone's tax situation is unique, you are urged to consult your tax professional regarding the federal, state, local, and foreign tax consequences that may be applicable to you.

   TAXATION OF DIVIDENDS AND DISTRIBUTIONS. In general, all dividends out of net investment income, together with distributions of short-term capital gain, are taxable as ordinary income to shareholders whether or not reinvested. Any net long-term capital gain distributed to shareholders are treated as long-term capital gains to such shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned its shares. Long-term capital gains earned by corporate shareholders will be taxed at the same rate as ordinary income. A portion of dividends paid from net investment income attributable to dividends from domestic corporations may qualify for the dividends-received deduction for corporate shareholders. Shareholders that are tax exempt entities generally will not be taxed on amounts distributed to them by the Fund.

   The Fund expects to pay dividends quarterly and capital gain distributions annually, but there can be no assurance that there will be such dividends or distributions. Dividends or capital gains distributions declared in October, November or December with a record date in such a month and paid during the following January will be taxable as if received by shareholders on December 31 of the calendar year in which such dividends or distributions are declared. The Fund will notify shareholders after the close of its fiscal year of the dollar amount and the taxable status of that year's dividends and distributions.

   Shareholders buying shares immediately prior to a distribution should note that the distribution will be taxable to them even though the price of the shares will have included the amount of the forthcoming distribution.

   TAXATION OF GAINS AND LOSSES UPON SALE OR REDEMPTION. Any gain or loss realized upon a sale or redemption of Fund shares held as capital assets by a non-corporate shareholder that is not tax exempt or eligible for preferable tax treatment will generally be treated as long-term capital gain or loss subject to tax at a maximum rate of 20% if the shares have been held for more than one year, and otherwise will be treated as short-term capital gain or loss. However, any loss realized on the sale or redemption of Fund shares that have been held for six months or less will be treated as long-term capital loss to the extent of the amount of any capital gains dividend received by the shareholder with respect to such shares.

   In order to avoid withholding tax on any dividends, capital gain distributions and redemption proceeds, a shareholder must certify that the taxpayer identification number provided to the Fund is correct and that the shareholder is not currently subject to backup withholding or is exempt from backup withholding.

PORTFOLIO MANAGEMENT

INVESTMENT ADVISER

   Shay Assets Management, Inc. (the "Investment Adviser") makes the investment decisions for the Fund, subject to policies established by the Fund's Board of Directors, and is responsible for placing purchase and sale orders for portfolio securities and other investments.

   Shay Assets Management, Inc. is a registered investment adviser under the Investment Advisers Act of 1940 and serves as investment adviser to Asset Management Fund, a registered investment company comprising six fixed-income portfolios with aggregate net assets of approximately $3.2 billion at December 31, 2001, and as investment adviser to M.S.B. Fund, Inc., which had net assets at December 31, 2001, of approximately $58 million.

   The Investment Adviser's principal office is located at 230 West Monroe Street, Chicago, Illinois 60606. The Investment Adviser is controlled by Rodger
D. Shay, who is a Vice President of the Fund. Shay Assets Management, Inc., together with its predecessor, Shay Assets Management Co., has served as the Fund's investment adviser since May 19, 1995.

INVESTMENT ADVISER'S FEE

   The Fund pays the Investment Adviser a graduated investment management fee. The fee is computed at the annual rate of 0.75% of the first $100,000,000 of the Fund's average daily net assets and 0.50% of the Fund's average daily net assets in excess of $100,000,000. The fee payable to the Investment Adviser is reduced to the extent the expenses of the Fund (exclusive of legal, audit and directors' fees and expenses) exceed 1.10% of the Fund's average daily net assets during any fiscal year. This limitation did not result in any reduction of the Investment Adviser's fee during 2001. The total amount paid by the Fund in 2001 in respect of investment advisory services was 0.74% of the Fund's average net assets.

PORTFOLIO MANAGERS

   The individuals with primary responsibility for the management of the Fund's portfolio are John J. McCabe and Mark Trautman. Mr. McCabe and Mr. Trautman have been responsible for the Fund's investments since 1991 and 1993, respectively, first as employees of the Fund's prior investment adviser, Nationar, and currently as Portfolio Managers of Shay Assets Management, Inc.

   Mr. McCabe is Senior Vice President of the Investment Adviser and joined the

Investment Adviser in May 1995. Mr. McCabe previously served as Senior Vice President and Chief Investment Officer of Nationar, the Fund's former investment adviser, from August 1991 through May 1995, and in that capacity had responsibility for the Fund's investments. Mr. McCabe is a director and past President of the New York Society of Security Analysts, a past director of the Financial Analysts Federation and a member and founding Governor of The Association for Investment Management and Research.

   Mr. Trautman is Vice President of the Investment Adviser and joined the Investment Adviser in May 1995. Prior to May 20, 1995, Mr. Trautman served as Director of Mutual Funds Investment for the Fund's former investment adviser, Nationar, and in that capacity had responsibility for the Fund's investments. He also has served as Portfolio Manager for M.S.B. Fund, Inc. since March 1993. From January 1992 through March 1993 he served as Senior Equity Analyst for the two funds.

ADMINISTRATOR, TRANSFER AGENT AND CUSTODIAN

   ADMINISTRATOR AND TRANSFER AGENT. BISYS Fund Services Ohio, Inc. ("BISYS" or the "Administrator"), 3435 Stelzer Road, Columbus, Ohio 43219, acts as administrator of the Fund. BISYS also serves as the transfer agent and registrar for the Fund's shares.

   CUSTODIAN. The Bank of New York ("BONY" or the "Custodian"), New York, New York, is the custodian of the Fund's investments.

DISTRIBUTOR

   Shay Financial Services, Inc. (the "Distributor") acts as the distributor of the Fund. The Distributor's principal office is located at 230 West Monroe Street, Chicago, Illinois 60606. The Distributor is controlled by Rodger D. Shay, a Vice President of the Fund. The Fund has authorized the Distributor to undertake certain activities in connection with the sale of shares of the Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor does not receive any compensation from the Fund for these activities.

                                                       INSTITUTIONAL
                                                         INVESTORS
                                                          CAPITAL
                                                        APPRECIATION
                                                         FUND, INC.

                                           -------------------------------------

PRIMARY OBJECTIVE:
Capital Appreciation                       STATEMENT OF
                                           ADDITIONAL
SECONDARY OBJECTIVE:                       INFORMATION
Income
                                           May 1, 2002

                                           This Statement of Additional
THE OFFER AND SALE OF THE                  Information is not a prospectus.
SECURITIES OFFERED BY MEANS OF             You should read this document in
THIS STATEMENT OF ADDITIONAL               conjunction with the Prospectus of
INFORMATION HAVE NOT BEEN                  the Fund, dated May 1, 2002. This
REGISTERED UNDER THE                       document incorporates by reference
SECURITIES ACT OF 1933,                    the Prospectus and the financial
AS AMENDED.  SHARES OF THE FUND            statements, accompanying notes and
MAY BE OFFERED AND SOLD ONLY               report of independent auditors
TO ELIGIBLE INSTITUTIONS WHOSE             appearing in the Annual Report of the
PRINCIPAL OFFICES ARE LOCATED              Fund for the year ended December 31,
IN THE STATE OF NEW YORK AND               2001.  You may obtain a copy of the
MAY NOT BE TRANSFERRED,                    Prospectus and the Annual Report from
EXCEPT TO ANOTHER ELIGIBLE                 the Fund without charge at the above
INSTITUTION WHOSE PRINCIPAL                address or by calling 800-527-3713.
OFFICE IS LOCATED IN THE
STATE OF NEW YORK.
                                           -------------------------------------

CONTENTS

                                                                            PAGE

The Fund.....................................................................  1

Investment Objective, Policies, and Risks....................................  1

     Investment Objectives...................................................  1

     Risks...................................................................  1

     Additional Investment Strategies........................................  2

     Investments under Abnormal Market Conditions............................  2

     Fundamental Investment Policies-- Investment
      Restrictions Regarding Portfolio Securities............................  2

     Other Investment Restrictions...........................................  4

     Issuance of Senior Securities...........................................  4

     Writing Covered Call Options............................................  5

     Portfolio Turnover......................................................  6

Purchase and Redemption of Shares............................................  6

Performance Information......................................................  8

Income Tax Status, Dividends and Distributions...............................  9

Officers and Directors of the Fund........................................... 10

     Certain Other Affiliations and Business Relationships................... 15

     Compensation of Directors and Officers.................................. 15

     Management Ownership of Fund Securities................................. 16

Control Persons and Principal Holders of Securities.......................... 17

Code of Ethics............................................................... 18

Investment Advisory and Other Services....................................... 18

     Investment Adviser...................................................... 18

     Administrator, Transfer Agent and Custodian............................. 21

     Distributor............................................................. 21

Independent Auditors......................................................... 21

Purchase and Sale of Portfolio Securities.................................... 22

Expenses of the Fund......................................................... 23

Description of Capital Stock................................................. 23

General Information.......................................................... 24

Financial Statements......................................................... 24

THE FUND

         Institutional Investors Capital Appreciation Fund, Inc. (the "Fund") is a diversified, open-end management investment company organized as a New York corporation. The Fund was incorporated under the laws of the State of New York on October 29, 1952.


INVESTMENT OBJECTIVES, POLICIES, AND RISKS

INVESTMENT OBJECTIVES

         The primary investment objective of the Fund is to achieve capital appreciation for its shareholders. The objective of income is secondary. The Fund seeks to achieve these objectives by investing primarily in common stocks of companies whose growth, earnings and dividend prospects are promising and whose securities are reasonably priced and have potential for capital appreciation, in the opinion of its Investment Adviser. There is no assurance that the Fund will, in fact, achieve its investment objectives.

RISKS

         All investments in equity mutual funds, like the Fund, involve some level of risk.

         MARKET AND INVESTMENT RISKS. The value of the Fund's shares will fluctuate in accordance with the value of the securities held in its portfolio so that your shares, when redeemed, may be worth more or less than their original cost. Declines are possible in the overall stock market or in the particular securities or types of securities held by the Fund.

         The Fund may invest up to 25% of its assets in the securities of companies with market capitalizations of less than $5 billion. These companies carry additional risks because their earnings tend to be less predictable, their share prices more volatile and their securities less liquid than the securities of larger companies.

         Investments in mutual funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         The Fund may invest from time to time in convertible debt securities and may, under abnormal market conditions, invest up to 100% of its assets in fixed income securities. See "--INVESTMENTS UNDER ABNORMAL MARKET Conditions" in this Statement of Additional Information. Investments in fixed income securities expose the Fund to the risk that interest or principal may not be paid in a timely manner. In addition, prices of fixed income securities tend to move inversely with changes in interest rates. An increase in interest rates will result in a drop in the prices of fixed income securities, which could adversely affect the Fund's share price.

         PORTFOLIO MANAGEMENT RISKS. The Investment Adviser's skill in choosing appropriate investments for the Fund will affect the ability of the Fund to achieve its investment objective, and the investment strategies employed by the Fund may not match the performance of other strategies at different times or under different market or economic conditions. Accordingly, the Fund's performance for any period may differ from the performance of the overall market or from other investments that may be available to you.

ADDITIONAL INVESTMENT STRATEGIES

         In addition to the principal investments and investment strategies described in the Prospectus (see "Investment Objective and Strategies" in the Prospectus), the Fund may also invest in preferred stocks and corporate debt securities convertible into common stock. It is not expected that the Fund's holdings of convertible debt securities would ordinarily exceed 5% of the Fund's assets. Additionally, the Fund invests its non-committed cash primarily in commercial paper or, to the extent permitted under the New York Banking Law and the rules and regulations thereunder, the shares of money market mutual funds registered as investment companies under the Investment Company Act and maintaining a stable net asset value per share. The Fund's investments in commercial paper ordinarily consist of commercial paper rated "Prime-2" or better by Moody's Investors Services, Inc. or rated "A-2" or better by Standard & Poor's Corporation. The Fund's investments in commercial paper typically mature overnight. The Fund may also write covered options. See "--Writing Covered Call Options."

         The amount that the Fund may invest in any one money market mutual fund may not exceed 3% of the total outstanding voting stock of the money market fund or 5% of the total value of the assets of the Fund, and all such investments may not exceed 10% of the total value of the assets of the Fund. Any money market mutual fund in which the Fund may invest will incur certain expenses, which may include investment advisory fees, administration, custody, audit and legal fees, among others. The return on an investment in a money market mutual fund will be net of any such expenses incurred by the money market fund, and, accordingly, the return on an investment in a money market mutual fund may be less than the return that could be achieved by investing in money market instruments directly.

INVESTMENTS UNDER ABNORMAL MARKET CONDITIONS

         Under normal market conditions, it is the Fund's policy to invest substantially all of its assets in equity securities. However, if the Fund's Investment Adviser deems it beneficial for defensive purposes during adverse market, economic or other conditions, the Fund may invest up to 100% of its assets temporarily in non-equity securities, such as investment grade corporate bonds, commercial paper and government securities. In taking this action, the Fund would reduce its exposure to fluctuations and risks in the market for equity securities and would increase its exposure to fluctuations and risks of the market for debt securities. These defensive actions would reduce the benefit from any upswing in the equity markets and, if the Investment Adviser does not correctly anticipate fluctuations in the equity and debt securities markets, may not contribute to the achievement of the Fund's investment objective.

FUNDAMENTAL INVESTMENT POLICIES -- INVESTMENT RESTRICTIONS REGARDING PORTFOLIO SECURITIES

         The following restrictions are fundamental policies and cannot be changed without approval of a majority of the Fund's outstanding voting securities. As a matter of fundamental policy, the Fund may not:

    o purchase securities of an issuer if such purchase would cause more than 25% of the value of the Fund's total assets (taken at current value) to be invested in the securities of any one issuer or group of issuers in the same industry;

    o purchase securities of an issuer if such purchase would cause more than 5% of any class of securities of such issuer to be held by the Fund;

    o purchase securities of an issuer (other than obligations of the United States and its instrumentalities) if such purchase would cause more than 5% of the Fund's total assets, taken at market value, to be invested in the securities of such issuer;

    o invest in any issuer for the purpose of exercising control of management;

    o    underwrite securities of other issuers;

    o    purchase or sell real estate or real estate mortgage loans;

    o    deal in commodities or commodities contracts;

    o loan money, except that, subject to the restrictions, if any, imposed by the New York Banking Law, the Fund may (A) purchase debt obligations and (B) make sales of federal funds (loans maturing in fewer than seven days to depository institutions and generally made through the Federal Reserve System);

    o purchase on margin or sell short any security, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities;

    o borrow money or mortgage or pledge any of its assets, except that the Fund may borrow money from banks for temporary or emergency (but not leveraging) purposes in an amount up to 5% of the Fund's total assets when the borrowing is made, and may pledge up to 15% of its assets to secure such borrowings;

    o purchase or retain securities of an issuer if any officer, director or employee of, or counsel for, the Fund is an officer, director or employee of such issuer; or

    o write, purchase or sell puts, calls or combinations thereof, except that the Fund may (A) write covered call options with respect to any or all of its portfolio securities and (B) enter into closing purchase transactions with respect to such options.

         In addition to the foregoing, the Fund will not make any investment or engage in any transaction which would cause the Fund's shares not to be eligible for investment by savings banks under the laws of the State of New York. That law effectively limits the types of investments which the Fund may make by generally limiting savings banks to investing in investment companies which invest in securities in which a savings bank may itself invest. As currently in effect, the New York Banking Law and the Banking Department's regulations thereunder and interpretations thereof operate to limit investment by the Fund to "qualified equity securities" and "qualified debt securities" in which a prudent person of discretion and intelligence in such matters who is seeking a reasonable income and preservation of capital would invest. A "qualified equity security" means an equity security which is, at the time of acquisition, listed on the New York Stock Exchange or the American Stock Exchange or for which representative high and low bid prices are regularly quoted on the National Association of Securities Dealers Automated Quotation System. A "qualified debt security" means a debt security which is not in default as to either principal or interest when acquired. The Fund's investments under the "prudent man" regulations of the Banking Department are subject to the further restriction that the Fund may not invest in or otherwise acquire any equity security (or security convertible into an equity security) issued by any bank, trust company, savings bank, savings and loan association, bank holding company, banking organization, life insurance company, or corporation engaged principally in the issue, flotation, underwriting, public sale or distribution of securities except to the extent otherwise permitted by the Banking Department.

         Restrictions and policies of the Fund which are based on the laws of the State of New York applicable to savings banks and savings and loan associations may be changed by any amendments to or changes in such laws or the regulations promulgated thereunder or official interpretations of such laws and regulations, without action by the Fund's shareholders.

OTHER INVESTMENT RESTRICTIONS

         In addition to the restrictions identified above as "Fundamental Policies", the Fund may not:

    o invest in securities of any other investment company, except for (i) securities of investment companies acquired as part of a merger, consolidation or other acquisition of assets, and as may be consistent with applicable banking laws of the State of New York and (ii) equity securities of investment companies that operate as money market funds maintaining a stable net asset value per share pursuant to the rules of the Securities and Exchange Commission, which investments shall be subject to the limitations on investments in other investment companies set forth in the Investment Company Act of 1940 and the applicable rules and regulations thereunder and provided that investments in such money market mutual funds are permitted under the Banking Law and the rules and regulations thereunder;

    o purchase any security if, as a result of such transaction, more than 10% in the aggregate of the Fund's total assets (at current value) would be invested in (A) securities restricted as to disposition under federal securities laws and (B) securities for which there are no readily available market quotations;

    o participate on a joint or joint and several basis in any trading account in securities; or

    o invest in the securities of issuers which, together with any predecessors, have a record of less than three years of continuous operation.

ISSUANCE OF SENIOR SECURITIES

         The Fund does not issue senior securities, except that it may borrow money for temporary administrative or liquidity (but not leveraging) purposes, as described above under "FUNDAMENTAL INVESTMENT POLICIES - INVESTMENT RESTRICTIONS REGARDING PORTFOLIO SECURITIES." The Fund may borrow only from banks up to an amount not in excess of 5% of the value of the Fund's total assets at the time of the loan, repayable in not more than 60 days. This policy is a fundamental investment policy of the Fund and may not be altered, amended, or repealed except as authorized by the vote of a majority of the outstanding shares of the Fund.

WRITING COVERED CALL OPTIONS

         COVERED CALL OPTIONS. The Fund may engage in writing (i.e., selling) call options listed on organized securities exchanges with respect to securities owned by the Fund (called "covered" options). Except in the circumstances described below, the Fund will not sell any security subject to a call option written by the Fund so long as that option is outstanding. Call options are currently listed on the Chicago Board Options Exchange and the New York, American, Midwest and Pacific Stock Exchanges. A call option gives the purchaser the right to buy a security from the Fund at a fixed price (the "exercise price") at any time prior to the expiration of the option contract regardless of the market price of the security at that time. In return for such right, the purchaser pays the Fund a premium, which the Fund retains whether or not the purchaser exercises the option. The premium represents consideration to the Fund for undertaking the option obligation and thereby foregoing (during the period of the option) the opportunity to profit from an increase in the market price of the underlying security above the exercise price. For example, assume the Fund owns 100 shares of XYZ and, at a time when the market price of XYZ was $50 per share, the Fund wrote a six month call option on those shares at an exercise price of $50 for a premium of $500 (less transaction costs). If the price of XYZ declined to $40 per share the call would likely not be exercised. The 100 XYZ shares would have declined $1,000 in value and the Fund would have received income in the amount of $500. On the other hand, should the price of XYZ rise to $60 per share the call would likely be exercised with the result that, in exchange for the $500 premium, the Fund would have foregone the $1,000 appreciation on the underlying shares.

         When the Fund writes an option, the securities subject to the option will be segregated or otherwise held for delivery in accordance with the requirements of any applicable securities exchange. The Fund may purchase call options only for the purpose of closing out a previous option commitment (called a "closing purchase transaction"). A closing purchase transaction is made by buying an option with identical terms as an option previously written, resulting in the cancellation of the Fund's previous option obligation. If the Fund wishes to sell securities on which it has options outstanding it would execute a closing purchase transaction prior to selling the securities. A profit or loss may be realized on a closing purchase transaction if the amount paid to purchase a call option previously written is less or more than the amount received from its sale.

         The writing of covered call options involves certain risks. An option position may be closed out only on an exchange that provides a market for an option of the same series. Although the Fund will generally write only those call options for which there appears to be an active market, there is no assurance that an active market on an exchange will exist for any particular option at any particular time. If the Fund as a covered call option writer is unable to effect a closing purchase transaction in a secondary market, it would, as a result, be subject to any price decline in the underlying security. If such a situation were to arise, the Fund's Investment Adviser would determine whether to hold the underlying securities and risk depreciation in their market value or to sell the securities and substitute cash or other securities as collateral for the option obligation.

         In general, premiums received on options that are not exercised and gains or losses realized on closing purchase transactions are treated as short-term capital gains or losses. When an option is exercised the premium is added to the exercise price and the resulting gain or loss is characterized as a short- or long-term capital gain or loss depending on the holding period of the underlying securities. In general, brokerage commissions associated with buying and selling call options are higher than those associated with other securities transactions.

         The Board of Directors has directed the Fund's Investment Adviser to write options only in situations where the exercise price plus the premium (less transaction costs) would, at the time the option is written, equal a price at which the Investment Adviser would recommend selling the underlying securities because of fundamental investment considerations. Consequently, the Fund does not believe that option writing has a material effect on the Fund's portfolio turnover rate, and the Fund believes that option writing may contribute both to the capital appreciation and income objectives of the Fund. In addition, the Board of Directors has directed the Investment Adviser to restrict option writing so that no more than 15% of the Fund's total assets may be subject to outstanding options at any time. The Board of Directors may change these restrictions whenever such changes appear to be in the best interest of the Fund.

PORTFOLIO TURNOVER

         Although the Fund does not intend to engage in substantial short-term trading, it may, in order to take advantage of new investment opportunities or to preserve gains or limit losses, sell portfolio securities without regard to the length of time that they have been held. The Fund's annual portfolio turnover rate was 20%, 21% and 21% in 1999, 2000 and 2001, respectively. The portfolio turnover rate is determined by dividing the amount of the lesser of the purchases or sales during the year by the average value of the Fund's portfolio securities during such year. The portfolio turnover rate of the Fund is not normally expected to exceed 75% but may do so if the Fund's investment objectives and policies in the light of market conditions require more frequent trades.

PURCHASE AND REDEMPTION OF SHARES

         PROCEDURE FOR PURCHASING AND REDEEMING SHARES. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

         PURCHASE AND REDEMPTION AT NET ASSET VALUE. Investors may purchase shares of the Fund at the Fund's net asset value per share next determined after receipt of an order for purchase as described in the Prospectus.

         Investors may redeem shares of the Fund at the Fund's net asset value per share. However, the amount that can be redeemed from the Fund by a shareholder on any day is limited to the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder at the time the request for redemption is made.

         If a request for redemption exceeds the greater of 2,500 shares or 10% of the total number of shares owned by the shareholder, the redemption price for shares up to this limit will be the net asset value per share next determined after receipt by the Fund of the request for redemption and all other necessary documentation. The computation of net asset value of any excess number of shares as to which notice is received from a shareholder will be made at 4:00 P.M., New York time, on the business day next succeeding the date of the first computation, subject to the maximum limitation of the greater of 2,500 shares or

10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the net asset value for all shares for which notice has been received has been so determined.

         The procedures for computation of redemption prices for large redemptions may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Fund and its shareholders.

         DETERMINATION OF NET ASSET VALUE. Net asset value per share of the Fund is determined as of 4:00 P.M., New York time. The Fund computes its net asset value once daily on days the New York Stock Exchange is open for trading. Purchase orders received prior to 4:00 P.M., New York time, on a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on such day. Orders received after 4:00 P.M., New York time, on a trading day or on a day that is not a trading day are executed at the net asset value per share computed as of 4:00 P.M., New York time, on the next trading day.

         The net asset value per share of the Fund is determined by computing the total value of all securities and other assets of the Fund, subtracting all of its liabilities and then dividing by the total number of shares of the Fund outstanding. For purposes of such computation, a security listed on a national securities exchange or on the NASDAQ National Market System is valued at the last reported sale price thereof on the exchange or system where the security is principally traded. If no trade occurs on such exchange or system on the date of computation, such security will be valued at the mean of the last bid and asked prices on such day on such exchange or system.

         Securities not listed on a national securities exchange or on the NASDAQ National Market System but traded in an over-the-counter market are valued at the average of the last bid and asked prices prior to the computation. Short-term interest-bearing investments for which market quotations are not available are valued at cost plus discount earned, which the Board of Directors has determined to be fair value. Other securities are valued at their fair value, as determined in good faith by the Board of Directors of the Fund.

         Securities underlying outstanding call options written by the Fund are valued at their market price as determined above. Premiums received on the sale of call options are included in the net asset value; however, the current market value of outstanding options written by the Fund is deducted in computing net asset value. The current market value of an option listed on an organized securities exchange is based on the last sales price on such exchange prior to 4:00 P.M., New York time, or, if none, the mean of the last bid and asked prices as of 4:00 P.M., New York time.

         PROCEDURE FOR PURCHASING AND REDEEMING SHARES. Shares are purchased through the Fund's Distributor, Shay Financial Services, Inc., or by sending money directly to the Fund. Procedures for purchasing and selling shares are described in the Prospectus.

         REDEMPTION IN KIND. The Fund reserves the right to make redemption payments, in whole or in part, in kind, in securities or other assets of the Fund. Payment in kind will be made only if the Board of Directors determines that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Fund is impracticable, or payment in cash would be prejudicial to the best interests of the remaining shareholders of the Fund. In making a redemption in kind, the Fund reserves the right to select from each portfolio holding a number of shares that will reflect the portfolio make-up and the value of which (determined on the same basis used to compute the net asset value of the shares being redeemed) will approximate the value of the Fund shares being redeemed or to select from one or more portfolio investments shares approximately equal in value to the total value of the Fund shares being redeemed. Any shortfall will be made up in cash.

         Investors receiving an in-kind redemption payment will incur a brokerage charge on the disposition of the securities through a broker.

PERFORMANCE INFORMATION

         The following table sets forth the total return on an investment in the Fund for the one-, three-, five- and ten-year periods ended December 31, 2001, and the average annual total return for such periods:

             INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC.
                               TOTAL RETURN DATA

                                             PERIODS ENDED DECEMBER 31, 2001
                                       -----------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS     10 YEARS
                                       ------    -------    -------     --------
Total Return
before Taxes ........................  -3.90%      6.52%     76.56%      251.02%

Average Annual Return
before Taxes ........................  -3.90%      2.13%     12.04%       13.38%

Average Annual Return
after Taxes on
Distributions .......................  -5.11%      0.37%     10.10%       10.18%

Average Annual Return
after Taxes on
Distributions and
Sale of Fund Shares .................  -1.51%      1.56%      9.65%        9.91%


         Total Return before Taxes shows the percentage change in the value of an investment in the Fund over the specified periods, assuming (i) a hypothetical investment of $1,000 at the beginning of the period, (ii) reinvestment of all dividends and distributions, (iii) deduction of all applicable charges and expenses and (iv) a complete redemption at the end of the period, without taking into account any federal, state or local income taxes that may be payable by an investor. The Fund's Average Annual Total Return before Taxes represents the annual compounded growth rate that would produce the Total Return before Taxes achieved over the applicable period. For example, as indicated in the table above, an average annual rate of return of 12.04% before taxes would produce a total return before taxes of 76.56% over a five-year period.

         The Average Annual Return after Taxes on Distributions assumes the reinvestment of all dividends and distributions after payment of taxes on the dividends and distributions. The Average Annual Return after Taxes on Distributions and Sale of Fund Shares reflects both the effect of taxes on dividends and distributions and any tax on capital gains realized upon sale of the shares. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

         The foregoing information is a statement of the past record of the Fund and should not be construed as a representation or prediction of future results. The investment return and principal value of an investment in the Fund will fluctuate with changing market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Comparisons of total returns on a year-to-year basis may facilitate an understanding of how changing market conditions affect the Fund. The average annual total return permits an investor to identify the overall rate of return achieved by the Fund during a multi-year period without regard to year-to-year variations.

INCOME TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

         The following is a summary of certain additional federal income tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. It does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Fund or the Fund's shareholders. Special rules may apply to financial institutions and life insurance companies. Because everyone's tax situation is unique, you are urged to consult your tax professional regarding the federal, state and local tax consequences that may be applicable to you.

         The Fund has elected to qualify, and intends to remain qualified, as a regulated investment company under Subchapter M of the Internal Revenue Code. It is the Fund's policy to distribute all of its net investment income (income from dividends and interest, less expenses) and net short-term capital gain, if any, as ordinary income dividends and to distribute substantially all net long-term capital gain (net of short-term capital loss) on sales of portfolio securities as capital gain distributions. Any net capital loss realized by the Fund for a tax year may be carried over by the Fund to offset capital gain realized by the Fund for eight years following the year of the loss. If the Fund should fail to qualify for Subchapter M status, it would be subject to federal corporate income tax on its net investment income and capital gains. In addition, distributions to shareholders generally would be taxed as corporate dividends at ordinary income rates, and no portion of the dividends would be afforded capital gains treatment. In the event the Fund fails to distribute to shareholders in a calendar year an amount equal to the sum of (i) 98% of its ordinary income (excluding capital gain), (ii) 98% of its capital gain net income (determined as of the twelve-month period ending October 31), and (iii) the amount, if any, of ordinary income and capital gain not distributed in the preceding calendar year, it would be subject to a non-deductible 4% excise tax on the amount required to be but not distributed. Because the Fund expects to distribute all of its net investment income and net capital gain, it does not expect to incur a liability for this tax.

         In general, the portion of the dividends paid by the Fund out of qualifying dividends received by the Fund from domestic corporations with respect to shares which are held by the Fund for the required holding period will be eligible, whether paid in cash or in additional shares, for the federal income tax 70% dividends-received deduction that is available to certain corporate taxpayers. Except with respect to certain cumulative dividends on preferred stock designated as such by the Fund, the required holding period is at least 46 days during the 90-day period that begins 45 days before the shares become ex-dividend with respect to such dividend, excluding certain periods during which the Fund's risk of loss is diminished. Because a portion of the dividends paid by the Fund will be paid out of, in addition to such qualifying dividends, other income such as interest income and net short-term capital gains realized by the Fund, less than 100% of the dividends will be eligible for the 70% dividends-received deduction. Dividends paid on shares of the Fund will not be eligible for the dividends-received deduction if the corporate shareholder holds such shares for less than the required holding period as generally described above.

         Other Code provisions may also limit the availability of the dividends-received deduction to shareholders. For example, the 70% dividends-received deduction cannot, in general, exceed 70% of a corporation's taxable income (determined without regard to the 70% dividends-received deduction). In addition, the Code reduces the 70% dividends-received deduction with respect to portfolio stock where debt is attributable to the investment in such stock. In addition, the 70% dividends-received deduction is not permitted for purposes of calculating a shareholder's alternative minimum tax.

OFFICERS AND DIRECTORS OF THE FUND

         The directors of the Fund, in addition to reviewing the actions of the Fund's Investment Adviser, decide upon matters of general policy at their regular meetings. The Fund's officers supervise the business operations of the Fund.

         The Fund has thirteen directors who are elected for staggered terms of three years each. The directors and officers of the Fund, together with their addresses and ages, their positions with the Fund, their length of service, the years of expiration of their terms as directors and their principal occupations for the last five years and other directorships held are set forth in the following tables.

INTERESTED DIRECTORS

         The following directors are or may be considered as "interested persons" of the Fund as defined in the Investment Company Act of 1940. Each director oversees one portfolio in the Fund Complex, which includes the Fund, unless otherwise indicated.


                            POSITION(S) HELD WITH        PRINCIPAL OCCUPATIONS
                            REGISTRANT, LENGTH OF        DURING PAST 5 YEARS,
                            SERVICE AND EXPIRATION       PORTFOLIOS OVERSEEN
NAME, AGE AND ADDRESS       OF TERM AS A DIRECTOR        AND OTHER DIRECTORSHIPS
---------------------       ---------------------        -----------------------

HARRY P. DOHERTY            President (since 1994),      Chairman of the Board and Chief Executive
(Age 59)*+#                 Director (since 1991)        Officer, Staten Island Bancorp, Inc., and
15 Beach Street             (Term expires 2003)          Chairman and Chief Executive Officer of
Staten Island, NY 10304                                  its operating division,SI Bank & Trust.
                                                         Mr. Doherty also serves as a director of
                                                         M.S.B. Fund, Inc., an investment company
                                                         registered under the Investment Company Act
                                                         of 1940 for which Shay Assets Management,
                                                         Inc. acts as investment adviser. As a
                                                         result of Mr. Doherty's positions with the
                                                         Fund and with M.S.B. Fund, Mr. Doherty
                                                         oversees two portfolios in the Fund Complex
                                                         that includes the Fund.

JOSEPH L. MANCINO           Executive Vice President     Chairman of the Board and Chief Executive
(Age 64)*#                  (since 1999),                Officer, The Roslyn Savings Bank.
1 Jericho Plaza             Director (since 1996)        Mr. Mancino also serves as a director of
Jericho, NY 11753-8905      (Term expires 2004)          M.S.B. Fund, Inc., an investment company
                                                         registered under the Investment Company Act
                                                         of 1940 for which Shay Assets Management,
                                                         Inc. acts as investment adviser. As a
                                                         result of Mr. Mancino's positions with the
                                                         Fund and with M.S.B. Fund, Mr. Mancino
                                                         oversees two portfolios in the Fund Complex
                                                         that includes the Fund.

MICHAEL R. KALLET           Vice President               President and Chief Executive Officer,
(Age 51)*                   (since 1995),                Oneida Savings Bank.
182 Main Street             Director (since 1990)
Oneida, NY 13421            (Term expires 2005)

RALPH F. BROUTY             Director (since 1991)        Former Chairman of the Board and Chief
(Age 72)#                   (Term expires 2003)          Executive Officer, Watertown Savings Bank.
111 Clinton Street
Watertown, NY 13601

WILLIAM A. McKENNA, JR.#    Director (since 1989)        Chairman and Chief Executive Officer,
(Age 65)                    (Term expires 2003)          Ridgewood Savings Bank.  Mr. McKenna also serves
71-02 Forest Avenue                                      as a director of M.S.B. Fund, Inc., an
Ridgewood, NY 11385                                      investment company registered under the
                                                         Investment Company Act of 1940 for which
                                                         Shay Assets Management, Inc. acts as
                                                         investment adviser. As a result of Mr.
                                                         McKenna's positions with the Fund and with
                                                         M.S.B. Fund, Mr. McKenna oversees two
                                                         portfolios in the Fund Complex that
                                                         includes the Fund.

----------
* These directors are regarded as interested persons under the Investment Company Act of 1940 by virtue of their positions as officers of the Fund.

+ This director may be regarded as an "interested person" under the Investment Company Act of 1940 because he is a director of America's Community Bankers. See "CERTAIN OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS."

# This director may be an "interested person" of the Fund as defined in the Investment Company Act of 1940 because he is an executive officer or director of a bank owning 5% or more of the shares of the Fund.

NON-INTERESTED DIRECTORS

         The following directors ARE NOT "interested persons" of the Fund as defined in the Investment Company Act of 1940. Each director oversees one portfolio in the Fund Complex that includes the Fund, unless otherwise indicated.


                            POSITION(S) HELD WITH        PRINCIPAL OCCUPATIONS
                            REGISTRANT, LENGTH OF        DURING PAST 5 YEARS,
                            SERVICE AND EXPIRATION       PORTFOLIOS OVERSEEN
NAME, AGE AND ADDRESS       OF TERM AS A DIRECTOR        AND OTHER DIRECTORSHIPS
---------------------       ---------------------        -----------------------

ROBERT P. CAPONE            Director (since 1993)        Chairman of the Board, President and Chief
(Age 47)                    (Term expires 2005)          Executive Officer, Community Mutual
10 Bank Street                                           Savings Bank.
White Plains, NY 10606

JOSEPH R. FICALORA          Director (since 1999)        President and Chief Executive Officer,
(Age 55)                    (Term expires 2004)          New York Community Bancorp, Inc. and
615 Merrick Avenue                                       President of Queens County Savings Bank,
Westbury, NY  11590                                      its principal subsidiary.  Mr. Ficalora
                                                         also serves as a director of M.S.B. Fund,
                                                         Inc., an investment company registered
                                                         under the Investment Company Act of 1940
                                                         for which Shay Assets Management, Inc. acts
                                                         as investment adviser. As a result of Mr.
                                                         Ficalora's positions with the Fund and with
                                                         M.S.B. Fund, Mr. Ficalora oversees two
                                                         portfolios in the Fund Complex that
                                                         includes the Fund.

CHRIS C. GAGAS              Director (since 1986)        Chairman of the Board, PathFinder Bank.
(Age 71)                    (Term expires 2005)
214 West First Street
Oswego, NY 13126

STEPHEN J. KELLY            Director (since 1991)        Chairman and Chief Executive Officer,
(Age 48)                    (Term expires 2003)          Rhinebeck Savings Bank.
2 Jefferson Plaza
Poughkeepsie, NY 12601

ROBERT E. KERNAN, JR.       Director (since 1992)        Chairman of the Board, President and
(Age 59)                    (Term expires 2005)          Chief Executive Officer, The Seneca
19 Cayuga Street                                         Falls Savings Bank.
Seneca Falls, NY 13148

CLIFFORD M. MILLER          Director (since 1999)        Chairman of the Board, President and Chief
(Age 60)                    (Term expires 2005)          Executive Officer, Ulster Savings Bank.
180 Schwenk Drive
Kingston, NY 12401

VINCENT F. PALAGIANO        Director (since 1996)        Chairman of the Board and Chief Executive
(Age 61)                    (Term expires 2003)          Officer, The Dime Savings Bank of
209 Havemeyer Street                                     Williamsburgh.
Brooklyn, NY 11211



                           POSITION(S) HELD WITH         PRINCIPAL OCCUPATIONS
                           REGISTRANT, LENGTH OF         DURING PAST 5 YEARS,
                           SERVICE AND EXPIRATION        PORTFOLIOS OVERSEEN
NAME, AGE AND ADDRESS      OF TERM AS A DIRECTOR         AND OTHER DIRECTORSHIPS
---------------------      ---------------------         -----------------------

CHARLES M. SPROCK          Director (since 1986)         Chairman of the Board, President and Chief
(Age 62)                   (Term expires 2004)           Executive Officer, The Rome Savings Bank.
100 West Dominick Street
Rome, NY 13340

RODGER D. SHAY,            Vice President and            Chairman and the sole director of the Fund's
(Age 65)                   Assistant Secretary           Investment Adviser, Shay Assets Management,
1000 Brickell Avenue       (since 1995)                  Inc.  Chairman and the sole director of
Miami, FL  33131                                         the Fund's distributor, Shay Financial Services,
                                                         Inc. Chairman, sole director and President
                                                         of Shay Investment Services, Inc., an
                                                         enterprise which owns 100% of Shay Assets
                                                         Management, Inc., and Shay Financial
                                                         Services, Inc. Chairman of Horizon Bank,
                                                         FSB. Mr. Shay is also Chairman and a
                                                         Director, Asset Management Fund and Vice
                                                         President and Assistant Secretary of M.S.B.
                                                         Fund, Inc., each of which is a registered
                                                         investment company for which Shay Assets
                                                         Management Inc. acts as investment adviser.
                                                         He has previously served as Director, First
                                                         Home Savings Bank, S.L.A. from 1990 to
                                                         1998.

EDWARD E. SAMMONS, JR.     Vice President and            President of the Fund's Investment Adviser,
(Age 62)                   Secretary                     Shay Assets Management, Inc.  Executive Vice
230 West Monroe Street,    (since 1995)                  President of the Fund's distributor, Shay
Suite 2810                                               Financial Services, Inc. Executive Vice
Chicago, IL  60606                                       President of Shay Investment Services,
                                                         Inc. Mr. Sammons also serves in the
                                                         following capacities:  President and Treasurer
                                                         of Asset Management Fund, a registered
                                                         investment company; and Mr. Sammons also Vice
                                                         President and Secretary of M.S.B. Fund, Inc.

JOHN J. McCABE             Vice President                Senior Vice President of Shay Assets
(Age 58)                   (since 1995)                  Management, Inc. Mr. McCabe  also serves
200 Park Avenue,                                         as a Vice President of M.S.B. Fund, Inc.
45th Floor
New York, NY  10166

MARK F. TRAUTMAN            Vice President               Vice President of Shay Assets Management,
(Age 36)                    (since 1995)                 Inc. Portfolio Manager of the Fund.
200 Park Avenue,                                         Mr. Trautman also serves as a Vice
45th Floor                                               President and Portfolio Manager for M.S.B.
New York, NY  10166                                      Fund, Inc.

ALAINA V. METZ  (Age 35)    Assistant Secretary          Chief Administrative Officer of the Blue
3435 Stelzer Road           (since 1999) and             Sky Compliance Department at BISYS
Columbus, OH  43219         Assistant Treasurer          Fund Services, Inc. Ms. Metz also serves
                            (since 2002)                 as Assistant Secretary of M.S.B. Fund, Inc.
                                                         and Asset Management Fund and as an officer
                                                         of other mutual funds registered under the
                                                         Investment Company Act of 1940 that are
                                                         clients of BISYS.

         Harry P. Doherty*+#, Joseph R. Ficalora, William A. McKenna#, Joseph L. Mancino*# and Rodger D. Shay, also are directors of M.S.B. Fund, Inc., a registered investment company affiliated with the Fund by virtue of having a common investment adviser. Messrs. Ficalora, Shay, Sammons, McCabe and Trautman, and Ms. Metz also are officers of M.S.B. Fund, Inc. Ms. Metz also is an officer of Asset Management Fund, a registered investment company affiliated with the Fund by virtue of having a common investment adviser.

         The Fund has an Executive Committee, composed of Messrs. Doherty*+# Kallet*, Mancino*# and McKenna. Subject to limitations provided by law and the Fund's by-laws, the Executive Committee is authorized to exercise the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2001.

         The Fund has a standing Nominating Committee, composed of Messrs. Palagiano, Ficalora and Kelly, whose function is to recommend nominees for election as directors and officers of the Fund. The Committee holds informal discussions as necessary concerning its activities and met twice during 2001. The Nominating Committee will consider nominees proposed by stockholders. Stockholders who desire to propose a nominee should write to the Secretary of the Fund and furnish adequate biographical data, including information concerning the qualifications of the proposed nominee, prior to November 11, 2002.

         The Fund has a standing Audit Committee composed of Messrs. Kernan, Sprock and Gagas. The Audit Committee makes recommendations to the full Board of Directors with respect to engagement of independent auditors. The Audit Committee also reviews with the Fund's independent auditors the scope and results of the annual audit and matters having a material effect upon the Fund's financial statements. The Audit Committee met twice during 2001.

         Each of the directors of the Fund is an officer or director of an Eligible Institution or of a holding company which controls one or more Eligible Institutions. Any of such Eligible Institutions may from time to time purchase at its discretion sufficient shares of the Fund so that its holding may exceed 5% of the then outstanding shares of the Fund. Eligible Institutions are not restricted by the Fund as to the number of shares of the Fund that they may purchase or hold. (See "CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.")

----------
* These directors are regarded as interested persons under the Investment Company Act of 1940 by virtue of their positions as officers of the Fund.

+ This director may be regarded as an "interested person" under the Investment Company Act of 1940 because he is a director of America's Community Bankers. See "CERTAIN OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS."

# This director may be an "interested person" of the Fund as defined in the Investment Company Act of 1940 because he is an executive officer, director or trustee of a bank owning 5% or more of the shares of the Fund.

CERTAIN OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS

         Certain officers and directors of the Fund are also officers, employees, directors or shareholders of Shay Assets Management, Inc. ("SAMI") and Shay Financial Services, Inc. ("SFSI"). Messrs. Rodger D. Shay, Edward E. Sammons, Jr., John J. McCabe and Mark F. Trautman, who are officers of the Fund, are officers and employees of SAMI. Mr. Shay is the sole director of SAMI, SFSI and Shay Investment Services, Inc. ("SISI"), which is the sole stockholder of SAMI and SFSI. Mr. Shay also is the majority stockholder of SISI.

         Harry P. Doherty, who is a director of the Fund, also is a director of America's Community Bankers (the "Association"), which, prior to December 1997, owned a 50% interest in the Fund's Investment Adviser. The Association and its affiliates receive certain royalty and other payments from SISI and its affiliates.

COMPENSATION OF DIRECTORS AND OFFICERS

         Directors of the Fund receive compensation for their services as directors of the Fund consisting of:

    o a $10,000 annual retainer per director, payable in four quarterly installments

    o a per-meeting fee of $1,000 for each meeting of the Board of Directors attended in person

    o a per-meeting fee of $250 for each meeting of a Board committee attended in person on a date on which a meeting of the Board of Directors is not held.

The Board of Directors holds its regular meetings quarterly. Directors do not receive any additional fee for telephonic meetings. Directors are reimbursed for reasonable expenses incurred in attending meetings or otherwise incurred in connection with their attention to the affairs of the Fund.

         In recognition of the additional responsibilities and duties performed by the President of the Fund, the President receives an additional annual retainer of $2,000, payable in four quarterly installments, which is in addition to the compensation the President receives as a director. The other officers of the Fund do not receive any compensation from the Fund other than the compensation they may receive as directors of the Fund. No fee is payable for telephonic meetings of the Board of Directors or any committee. No pension or retirement benefits are paid to directors, advisory board members, or executive officers.

         The total compensation paid to the directors and officers of the Fund for service during 2001 was $205,500. The total amount of expenses incurred during 2001 for which the directors were reimbursed was $7,674. The Fund does not provide officers or directors, directly or indirectly, with any pension or retirement benefits.

         The following table sets forth the aggregate compensation received by each director of the Fund from the Fund and any other investment company having the same investment adviser for services as a director or officer during 2001. Such compensation does not include reimbursements to the directors for their expenses incurred in connection with their activities as directors.

                               COMPENSATION TABLE

                                                                     TOTAL
                                                                  COMPENSATION
                                                                    FROM THE
                                                     AGGREGATE      FUND AND
                                  POSITIONS        COMPENSATION       FUND
NAME OF                              WITH              FROM         COMPLEX
DIRECTOR                           THE FUND           THE FUND     (3 FUNDS)
--------                           --------           --------     ---------

Ralph F. Brouty                    Director           $14,000       $14,000
Robert P. Capone                   Director           $14,000       $14,000
Timothy A Dempsey(+)               Director           $14,000       $24,000(1)
Harry P. Doherty                   Director           $16,000       $26,000(1)
                                     and
                                   President
Joseph R. Ficalora                 Director           $14,000       $26,000(1)
Chris C. Gagas                     Director           $13,000       $13,000
Michael R. Kallet                  Director           $14,000       $14,000
                                      and
                                Vice President
Stephen J. Kelly                   Director           $14,000       $14,000
Clifford E. Kelsey, Jr.(++)        Director           $9,500        $9,500
Robert E. Kernan, Jr.              Director           $14,000       $14,000
Joseph L. Mancino                  Director           $13,000       $19,500(1)
                                      and
                                   Executive
                                Vice President
William A. McKenna, Jr.            Director           $14,000       $23,000(1)
Clifford M. Miller                 Director           $14,000       $14,000
Vincent F. Palagiano               Director           $14,000       $14,000
Charles M. Sprock                  Director           $14,000       $14,000

----------
(1) Includes compensation received as a director or officer of M.S.B. Fund, Inc., an investment company having the same investment adviser as the Fund.
(+)  Resigned as a director, effective December, 2001.
(++) Resigned as a director, effective July, 2001.


MANAGEMENT OWNERSHIP OF FUND SHARES

         Shares of the Fund are sold only to Eligible Institutions. Accordingly, no officer or director of the Fund owns any equity securities of the Fund. However, each director of the Fund is an officer, director or trustee of an Eligible Institution, and it is expected that such Eligible Institutions may, from time to time, purchase shares of the Fund. All such directors disclaim beneficial ownership of any such shares. The Eligible Institutions with which the directors are affiliated owned approximately 635,855 of the outstanding shares of the Fund at February 28, 2002 (approximately 95% of the 667,574 shares outstanding on such date).

         The following table sets forth the dollar range of shares of the Fund held by each director as of December 31, 2001, in the Fund and in all other funds overseen by the directors in the family of investment companies that includes the Fund.

                                                         AGGREGATE DOLLAR RANGE
                                                         OF EQUITY SECURITIES IN
                                                         ALL FUNDS OVERSEEN BY
                            DOLLAR RANGE OF EQUITY       DIRECTOR IN FAMILY OF
NAME OF DIRECTOR            SECURITIES IN THE FUND       INVESTMENT COMPANIES
----------------            ----------------------       --------------------

Ralph F. Brouty                      None                        None
Robert P. Capone                     None                        None
Harry P. Doherty                     None                    Over $100,000
Joseph R. Ficalora                   None                    Over $100,000
Chris C. Gagas                       None                        None
Michael R. Kallet                    None                        None
Stephen J. Kelly                     None                        None
Robert E. Kernan, Jr.                None                        None
Joseph L. Mancino                    None                 $10,001 - $50,000
William A. McKenna, Jr.              None                   Over $100,000
Clifford M. Miller                   None                        None
Vincent F. Palagiano                 None                        None
Charles M. Sprock                    None                        None

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         As of February 28, 2002, Staten Island Bancorp, Inc., 15 Beach Street, Staten Island, New York, owned approximately 32.6% of the outstanding shares of the Fund. As a result of such ownership, Staten Island Bancorp, Inc., which is organized as a Delaware corporation, is deemed to be a controlling person of the Fund. Staten Island Bancorp Inc.'s holding, if it were maintained on the record date of any meeting of shareholders of the Fund, would enable Staten Island Bancorp, Inc. to exercise a substantial influence over the outcome of each matter submitted to a vote of the shareholders of the Fund, including election of directors, and depending on the number of shares present in person or represented by proxy at a meeting of shareholders, may enable Staten Island Bancorp, Inc. to determine the outcome of each such vote. Harry P. Doherty, who is Chairman and Chief Executive Officer of Staten Island Bancorp, Inc., also is a director and the President of the Fund.

         As of February 28, 2002, the following persons owned of record and, to the best of the Fund's knowledge, beneficially more than 5% of the Fund's outstanding securities, directly or indirectly through subsidiaries:

NAME AND ADDRESS                           PERCENTAGE OWNERSHIP
----------------                           --------------------

Staten Island Bancorp, Inc.                       31.6%
15 Beach Street
Staten Island, NY  10304

Ridgewood Savings Bank                            18.9%
71-02 Forest Avenue
Ridgewood, NY  11385

Watertown Savings Bank                            13.5%
111 Clinton Street
Watertown, NY  13601

The Roslyn Savings Bank                            8.4%
1 Jericho Plaza
Jericho, NY  11753-8905

CODE OF ETHICS

         The Fund, the Investment Adviser and the Distributor have adopted a joint Code of Ethics that governs the conduct of employees of the Fund, the Investment Adviser and the Distributor who may have access to information about the Fund's securities transactions. The Code permits personnel subject to the Code to purchase securities that may also be purchased by the Fund but recognizes that such persons owe a fiduciary duty to the Fund's shareholders and requires that they place the interests of shareholders ahead of their own interests. Among other things, the Code requires pre-clearance of trading of initial public offerings and limited offerings by investment personnel and requires reporting of personal securities transactions. Violations of the code are subject to review by the directors and could result in penalties.

INVESTMENT ADVISORY AND OTHER SERVICES

         Shay Assets Management, Inc. serves as the Investment Adviser of the Fund; BISYS Fund Services Ohio, Inc. serves as its administrator and transfer agent; and The Bank of New York is the custodian for the Fund.

INVESTMENT ADVISER

         Shay Assets Management, Inc. (the "Investment Adviser") makes investment decisions for the Fund and is responsible for placing purchase and sale orders for portfolio securities and other investments. Under the investment advisory agreement between the Investment Adviser and the Fund (the "Investment Advisory Agreement"), the Investment Adviser receives a fee from the Fund computed at the annual rate of 0.75% of the first $100,000,000 of the Fund's average daily net assets and 0.50% of the Fund's average daily net assets in excess of $100,000,000. The fee payable to the Investment Adviser is reduced

(but not below zero) to the extent the expenses of the Fund (exclusive of professional fees, such as legal and audit fees, directors' fees and expenses and distribution expenses, if any, payable under Rule 12b-1) exceed 1.10% of the Fund's average daily net assets during any fiscal year during the term of the Fund's agreement with the Investment Adviser. The Investment Advisory Agreement also provides for a reduction in the fee payable to the Investment Adviser to the extent the expenses of the Fund would exceed any applicable limit established pursuant to the statutes or regulations of any jurisdictions in which the Fund's shares are qualified for offer and sale. However, the Fund's shares are not offered or sold in any jurisdiction that imposes such a limitation. These limitations did not result in any reduction of the Investment Adviser's fee in 2001. The total amounts paid by the Fund for the years ended December 31, 1999, 2000 and 2001, respectively, in respect of investment advisory services were $840,430, $805,684, and $774,581, respectively, representing 0.72%, 0.72% and 0.74% of the Fund's average daily net assets (after all fee reductions and expense limitations). The Investment Adviser pays for the Fund's legal counsel to prepare the minutes of meetings of the Board of Directors and its committees to the extent not prepared by the Fund's administrator.

         In determining whether to renew the Investment Advisory Agreement each year, the Board of Directors evaluates information provided by the Investment Adviser in accordance with Section 15(c) of the Investment Company Act of 1940. The Investment Advisory Agreement was most recently renewed by the Board of Directors at its meeting held in April 2002. The Board of Directors considered a number of factors in deciding to renew the agreement, including the nature and quality of services provided to the Fund, fees and expenses borne by the Fund, the investment performance of the Fund, the amount and structure of the investment advisory fee paid by the Fund and the financial results and financial condition of the Investment Adviser.

         In reviewing the quality of services provided to the Fund, the Board of Directors noted the nature and quality of the investment analysis and the discipline of the investment style used by the Investment Adviser in managing the Fund's portfolio. The directors also considered the quality and depth of the Investment Adviser's organization in general and the investment professionals having principal responsibility for the Fund's investments. In evaluating the investment performance of the Fund, the Board of Directors noted the importance of evaluating the performance of the Fund over an entire market cycle, including both periods of market appreciation and periods of market declines and that in particular short-term periods the Fund's performance might deviate significantly from its peer group or market averages. The directors also noted that over the most recent calendar year prior to their consideration of the renewal of the Investment Advisory Agreement the Fund performed significantly better than its peer group and the market averages represented by the Standard & Poor's 500 Index and the Dow Jones Industrial Average and that over longer periods of three, five and ten years, the Fund significantly outperformed or was competitive with its peer group or the market averages.

         In reviewing the fees and expenses borne by the Fund, the Board of Directors noted, among other things, that the investment advisory fee paid by the Fund and the Fund's overall expense ratio were competitive with those of other similar funds of similar size. The Board of Directors also considered the expense limitation contained in the Investment Advisory Agreement and steps taken by the Investment Adviser to help control the Fund's administration and transfer agency expenses.

         Based on their review, the Board of Directors (including a majority of the non-interested directors of the Fund) concluded, among other things, that the investment advisory fee, when evaluated in light of soft-dollar brokerage arrangements that benefited the Investment Adviser and other relevant circumstances, did not result in an excessive profit to the Investment Adviser, that the investment advisory fees and other expenses of the Fund were fair and reasonable, both absolutely and in comparison with those of other funds in the industry, and that the Fund had received reasonable value in return for paying the investment advisory fee under the Investment Advisory Agreement.

         The Investment Adviser is a registered investment adviser under the Investment Advisers Act of 1940 and serves as investment adviser to Asset Management Fund, a registered investment company comprising six fixed-income portfolios with aggregate net assets of approximately $3.2 billion at December 31, 2001, and M.S.B. Fund, Inc., a registered investment company with net assets of approximately $58 million as of December 31, 2001.

         The Investment Adviser, Shay Assets Management, Inc., is a Florida corporation that is controlled by Rodger D. Shay, who is an officer of the Fund. The Investment Adviser is a wholly-owned subsidiary of Shay Investment Services, Inc., which is the holding company for the Fund's Investment Adviser and Distributor and certain other related companies engaged primarily in securities-related businesses. Rodger D. Shay is the majority stockholder of Shay Investment Services, Inc. The Investment Adviser's principal office is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606.

         Shay Assets Management, Inc. (together with its predecessor, Shay Assets Management Co.) has served as the Fund's Investment Adviser since May 19, 1995. The Fund's current Investment Advisory Agreement with Shay Assets Management, Inc. was approved by the shareholders of the Fund on November 13, 1997.

         Under the Investment Advisory Agreement, the Investment Adviser is not liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund, except a loss resulting from (i) a breach of fiduciary duty with respect to the receipt of compensation for services, (ii) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or (iii) reckless disregard by it of its obligations and duties under the agreement.

         The Investment Advisory Agreement will continue in effect from year to year, subject to termination by the Fund or the Investment Adviser as described below, if such continuance is approved at least annually by the vote of the Fund's Board of Directors and a majority of the directors of the Fund who are not "interested persons" of the Fund or of the Investment Adviser.

         The Investment Adviser may terminate the Investment Advisory Agreement upon 90 days' written notice to the Fund. The Investment Advisory Agreement can be terminated at any time without penalty by the Fund upon 30 days' written notice to the Investment Adviser. The Investment Advisory Agreement will terminate automatically in the event of its assignment.

         Certain directors and officers of the Fund are directors, officers or employees of the Investment Adviser and its affiliates. See "OFFICERS AND DIRECTORS OF THE FUND."

ADMINISTRATOR, TRANSFER AGENT AND CUSTODIAN

         ADMINISTRATOR AND TRANSFER AGENT. BISYS Fund Services Ohio, Inc. ("BISYS"), 3435 Stelzer Road, Columbus, Ohio 43219, is the Fund's administrator and transfer agent. Pursuant to the terms of the Administration and Fund Accounting Agreements between the Fund and BISYS, BISYS performs various administrative services for the Fund, including (i) maintenance of the Fund's books and records, (ii) preparation of various filings, reports, statements and returns filed with governmental authorities or distributed to shareholders of the Fund and (iii) computation of the Fund's net asset value for purposes of sales and redemptions of shares.

         The Fund pays BISYS for its services a fee computed at the annual rate of 0.10% of the first $200 million of the Fund's average net assets, 0.075% of the next $200 million of average net assets, with further reductions in the applicable rate for net assets in excess of $400 million, subject to a minimum annual charge of $80,400. BISYS has served as the Fund's administrator and fund accountant since August 1, 1999, and as the Fund's transfer agent since September 13, 1999. The amounts paid to BISYS for the five months ended December 31, 1999 and each of the years in the two year period ended ended December 31, 2000 and December 31, 2001 were $48,520, $111,263 and $105,091, respectively.

         Certain employees of BISYS also are officers of the Fund. See "OFFICERS AND DIRECTORS OF THE FUND."

         CUSTODIAN. The Bank of New York ("BONY"), One Wall Street, New York, New York, is the custodian of the Fund's investments. BONY has served as the Fund's custodian since July 30, 1999.

DISTRIBUTOR

         Shay Financial Services, Inc. (the "Distributor") is the distributor of the Fund. The Distributor is a Florida corporation that is controlled by Rodger
D. Shay, who is a Vice President of the Fund. The principal business address of the Distributor is 230 West Monroe Street, Chicago, Illinois 60606.

         The Fund has authorized the Distributor to undertake certain activities in connection with the continuous offer and sale of shares of the Fund, including informing potential investors about the Fund through written materials, seminars and personal contacts. The Distributor is obligated to use its best efforts to effect sales of shares of the Fund, but has no obligation to sell any particular number of shares. The Distributor does not receive any compensation from the Fund in connection with such activities.

         Certain directors and officers of the Fund also are directors, officers or employees of the Distributor and its affiliates. See "OFFICERS AND DIRECTORS OF THE FUND."

INDEPENDENT AUDITORS

         Arthur Andersen LLP, Suite 2100, Huntington Center, 41 South High Street, Columbus, Ohio 43215, served as the independent auditors of the Fund for the fiscal years 1994-2001, and in that capacity audited the Fund's annual financial statements and prepared its tax returns. In January of 2002, the Board of Directors selected Arthur Andersen LLP as the Fund's independent auditors for the year 2002, subject to ratification of the selection by the shareholders of the Fund. In March, 2002, as a result of the destruction of documents relating to the audit of Enron Corp., Arthur Andersen LLP was indicted by the Department of Justice for alleged obstruction of justice. In light of the indictment and other events surrounding Arthur Andersen LLP, the Board of Directors determined that it would no longer be appropriate to retain Arthur Andersen LLP as the Fund's independent auditors for the year 2002, and, accordingly, on March 29, 2002, terminated the selection of Arthur Andersen LLP as the Fund's independent auditors for 2002.

         None of the reports of Arthur Andersen LLP on the financial statements of the Fund for any of the fiscal years for which Arthur Andersen served as the Fund's independent auditors contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during such fiscal years and the interim period between January 1, 2002, through March 29, 2002 (the date that the Board of Directors determined to terminate the selection of Arthur Andersen LLP as the Fund's independent auditors for the year 2002), there were no disagreements between the Fund and Arthur Andersen LLP with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. The decision to dismiss Arthur Andersen LLP as the Fund's independent auditors for the year 2002 was recommended to the Board of Directors by the Audit Committee and was approved by the Fund's Board of Directors.

         The Audit Committee and the Board of Directors of the Fund are currently considering other firms to serve as the Fund's independent auditors for the fiscal year ending December 31, 2002. As permitted by the emergency rules and orders released by the Securities and Exchange Commission on March 18, 2002, a new independent auditor will be selected by the Board of Directors, including the vote of a majority of those members of the Board of Directors who are not interested persons of the Fund without a shareholder vote.

PURCHASE AND SALE OF PORTFOLIO SECURITIES

         The primary aim of the Fund in the allocation of portfolio transactions to various brokers is the attainment of best price and execution consistent with obtaining investment research services and statistical information at reasonable cost. The Investment Adviser is thus authorized to pay a brokerage commission in excess of the commission that another broker might have charged for effecting the same transaction in recognition of the value of efficient execution and research and statistical information provided by the selected broker. Transactions in portfolio securities were effected during the calendar year 2001 through a total of 2 brokers, drawn from a list of brokers selected by the Investment Adviser on the basis of their ability to provide efficient execution of portfolio transactions and investment research and statistical information. A large majority of the Fund's portfolio transactions are executed on national securities exchanges through member firms. However, when the Investment Adviser believes that a better price can be obtained for the Fund, portfolio transactions may be executed in the third market. Portfolio transactions in unlisted securities are executed in the over-the-counter market. The brokerage list is reviewed continually in an effort to obtain maximum advantage from investment research and statistical information made available by brokers, and allocation among the brokers is made on the basis of best price and execution consistent with obtaining research and statistical information at reasonable cost. The Investment Adviser monitors the reasonableness of commissions paid by the Fund based on its experience in the market, and the Board of Directors periodically reviews the reasonableness of such commissions as well.

         In 2001, brokerage commissions of $8,750 (attributable to purchases of $2,237,922 and proceeds from sales of $6,204,293) were paid to brokers that provided investment research and statistical information to the Investment Adviser. The research and statistical information provided to the Investment Adviser consist primarily of written and electronic reports and presentations analyzing specific companies, industry sectors, the stock market and the economy. To the extent that the Investment Adviser uses such research and information in rendering investment advice to the Fund, the research and information tend to reduce the Investment Adviser's expenses. The Investment Adviser may use research services and statistical information furnished by brokers through which the Fund effects securities transactions in servicing all of its accounts, and the Investment Adviser may not use all such services in connection with the Fund. The total amounts of brokerage commissions paid in 1999, 2000 and 2001 were $43,193, $52,230 and $32,081, respectively.

         Neither the Fund nor any of its officers or directors, nor its Investment Adviser, is affiliated with any broker employed by the Fund in connection with the purchase or sale of portfolio securities or other investments.

EXPENSES OF THE FUND

         The Fund is responsible for the payment of its expenses. Such expenses include, without limitation, the fees payable to the Fund's Investment Adviser, administrator, transfer agent and custodian, brokerage fees and expenses, filing fees for the registration or qualification of the Fund's shares under federal or state securities laws, taxes, interest, the cost of liability insurance, fidelity bonds, indemnification expenses, legal and auditing fees and expenses, any costs, expenses or losses arising out of any liability of, or claim for damages or other relief asserted against, the Fund for violation of any law, expenses of preparing and printing prospectuses, proxy materials, reports and notices and of mailing the same to shareholders and regulatory authorities, the compensation and expenses of the Fund's directors and officers who are not affiliated with the Fund's Investment Adviser or administrator and any extraordinary expenses incurred by the Fund. Annual and semi-annual reports to shareholders include a statement of operational expenses.

DESCRIPTION OF CAPITAL STOCK

         The capital stock of the Fund consists of a single class of common shares with a par value of $1.00 per share. Each common share entitles the holder to one vote for the election of directors and on all other matters. These shares have non-cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. All shares have equal rights to participate in any dividends declared and, in the event of liquidation, in the assets of the Fund. Upon issuance and payment in accordance with the terms herein described, the shares will be fully paid and nonassessable. There are no conversion rights, preemptive rights or sinking fund provisions with respect to the Fund's shares.

         Shares of stock of the Fund may not be sold or transferred to or be owned by, any person other than an Eligible Institution.

GENERAL INFORMATION

         Statements contained in the Prospectus and this Statement of Additional Information as to the contents of any contract or agreement or other document referred to are not necessarily complete. In each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement of which the Prospectus and this Statement of Additional Information form a part, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

         The audited financial statements of the Fund for the fiscal year ended December 31, 2001, including the notes thereto and the report of Arthur Andersen LLP, contained in the Fund's Annual Report to shareholders for the year ended December 31, 2001 (the "Annual Report") are incorporated herein by reference. Arthur Andersen LLP has audited such financial statements, and the financial statements are incorporated by reference in reliance on the report of Arthur Andersen LLP and the authority of such firm as experts in accounting and auditing. Except as set forth above, this Statement of Additional Information does not incorporate any other portion of the Annual Report.

         The Fund will provide a copy of the Annual Report without charge to each person to whom this Statement of Additional Information is delivered. Investors should direct requests to the Fund in writing c/o the Fund's Distributor, Shay Financial Services, Inc., at 230 West Monroe Street, Chicago, Illinois 60606, or by telephone at 800-527-3713.

                            PART C. OTHER INFORMATION

ITEM 23. EXHIBITS

                  (a) Restated Certificate of Incorporation of the Registrant. Previously filed with Amendment No. 9 as
                           Exhibit 1.

                  (b) By-Laws of the Registrant. Restated Certificate of Incorporation of the Registrant. Previously filed with Amendment No. 10 as Exhibit 2.

                  (c)      Instruments Defining Rights of Security Holders

                           (1) Form of Certificate for Common Stock. Previously filed with Amendment No. 2 as
                                    Exhibit 4.

                           (2) Articles Third, Fourth, Ninth, Tenth and Eleventh of Certificate of Incorporation (See Exhibit (a))

                           (3) Articles II, VIII, IX and XVI of By-Laws (See Exhibit (b))

                  (d) Investment Advisory Agreement dated as of December 9, 1997, between the Registrant and Shay Assets Management, Inc. Previously filed with Amendment No. 10 as Exhibit 5.

                  (e) Distribution Agreement dated as of December 9, 1997, between the Registrant and Shay Financial Services, Inc. Previously filed with Amendment No. 10 as
                           Exhibit 9(c).

                  (f)      Not Applicable.

                  (g)      Custody Agreement

                           (1) Custodian Services Agreement dated as of July 30, 1999, between the Registrant and The Bank of New York. Previously filed with Amendment No. 12 as Exhibit G(1).

                           (2) Domestic Custodian Fee Schedule dated as of August 25, 1999, between the Registrant and The Bank of New York. Previously filed with Amendment No. 12 as Exhibit G(2).

                           (3) Cash Management Agreement dated as of July 30, 1999, between the Registrant and The Bank of New York. Previously filed with Amendment No. 12 as Exhibit G(3).

                  (h)      Other Material Contracts

                           (1) Administration Agreement dated as of August 1, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(1).

                           (2) Transfer Agency Agreement dated as of September 13, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(2).

                           (3) Fund Accounting Agreement dated as of August 1, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(3).

                           (4) Omnibus Fee Agreement dated as of August 1, 1999, between the Registrant and BISYS Fund Services Ohio, Inc. Previously filed with Amendment No. 12 as Exhibit H(4).

                  (i)      Not Applicable.

                  (j)      Not Applicable.

                  (k)      Not Applicable.

                  (l)      Not Applicable.

                  (m)      Not Applicable.

                  (n)      Not Applicable.

                  (o)      Reserved.

                  (p) Code of Ethics. Previously filed with Amendment No. 12 as Exhibit P.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         As of February 28, 2002, Staten Island Bancorp, Inc., 15 Beach Street, Staten Island, New York, owned approximately 31.6% of the outstanding shares of the Fund. As a result of such ownership, Staten Island Bancorp, Inc., which is organized as a Delaware corporation, is deemed to be a controlling person of the Fund. The following companies, which are direct or indirect wholly-owned subsidiaries of Staten Island Bancorp, are deemed to be under common control with the Registrant: SI Bank & Trust, a federally chartered savings bank; SIB Investment Corporation, a New Jersey corporation; SIB Mortgage Corp., a New Jersey corporation; Staten Island Funding Corporation, a Maryland corporation; and SIB Financial Services Corporation, a New York corporation.

ITEM 25. INDEMNIFICATION

         Sections 721-726 of the New York Business Corporation Law provide that a New York corporation shall have the power and, in certain cases, the obligation to indemnify officers or directors against certain liabilities.
Article XVII of the by-laws of the Registrant provides that the Registrant shall indemnify directors or officers to the full extent permitted by New York law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         In addition, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, indemnification by the Registrant of its directors and officers against liabilities arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices is against public policy and, therefore, unenforceable. In the event that any questions arise as to the lawfulness of indemnification under the Investment Company Act of 1940 or the advancement of legal fees or other expenses incurred by its officers and directors, the Registrant will not advance such expenses or provide such indemnification unless there has been a determination by a court, by a vote of a majority of a quorum consisting of disinterested, non-party directors, or by independent legal counsel in a written opinion or by other reasonable and fair means that such indemnification or advancement would not violate Section 17 of the Investment Company Act of 1940 and the rules and regulations thereunder.

         In addition, the Registrant has entered into a Directors and Officers Liability Insurance Policy that insures against loss which any directors or officers of the Registrant are obligated to pay by reason of claims based on actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any matter claimed against them solely by reason of their being directors or officers. The policy does not protect or purport to protect any director or officer against any loss arising from fines or penalties imposed by law or matters which may be deemed uninsurable under the law.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

         Incorporated herein by reference from the Statement of Additional Information are the following: the description of the business of Shay Assets Management, Inc. (the "Investment Adviser"), contained in the section entitled "Investment Advisory and Other Services;" the information concerning the organization and controlling persons of Shay Financial Services, Inc. (the "Distributor") contained in the section entitled "Investment Advisory and Other Services;" and the biographical information pertaining to Messrs. Shay, Sammons, McCabe and Trautman contained in the section entitled "Officers and Directors of the Fund."

         The principal office of the Investment Adviser is located at 230 West Monroe Street, Suite 2810, Chicago, Illinois, 60606. The Investment Adviser's investment advisory activities relating to the Fund are conducted out of its office in New York City. The Investment Adviser is a wholly-owned subsidiary of Shay Investment Services, Inc. ("SISI"). SISI is owned by employees, including Rodger D. Shay, who is the controlling shareholder of SISI. Shay Financial Services, Inc. ("SFSI") and First Financial Trust Company ("FFTC") are also wholly-owned subsidiaries of SISI. The principal offices of SISI and SFSI are located at 1000 Brickell Avenue, Miami, Florida, 33131. FFTC is located at 8500 Freeport Parkway South, Suite 130, Irving Texas 75063.

         Rodger D. Shay is the Chairman of the Investment Adviser, SISI, and SFSI. Edward E. Sammons, Jr. is President of the Investment Adviser and Executive Vice President of SISI and SFSI. Rodger D. Shay is the President of SFSI and Executive Vice President of the Investment Adviser. Roy R. Hingston is a Senior Vice President of the Investment Adviser and SFSI. Robert T. Podraza is a Vice President of the Investment Adviser, SISI and SFSI.

         SFSI is a securities broker-dealer registered with the Securities and Exchange Commission. FFTC is a Texas trust company which provides custodial services, primarily for institutional customers of SFSI.

         The Investment Adviser acts as investment adviser to the Fund and two other registered investment companies, Asset Management Fund ("AMF") and M.S.B. Fund, Inc. In addition, the Investment Adviser acts as investment adviser to several savings banks located in New York State on a non-discretionary basis.

ITEM 27. PRINCIPAL UNDERWRITERS

   (a) The Distributor, Shay Financial Services, Inc., serves as the principal distributor for M.S.B. Fund, Inc. and Asset Management Fund in addition to serving Institutional Investors Capital Appreciation Fund, Inc.

   (b) Rodger D. Shay is the Chairman and sole director of the Distributor. He also serves as an officer of the Registrant. Edward E. Sammons, Jr. is the Executive Vice President of the Distributor and an officer of the Registrant. Other information about Messrs. Shay and Sammons required by this Item 27 is incorporated herein by reference to Item 26 and the information set forth beneath the caption "OFFICERS AND DIRECTORS OF THE FUND" in the Statement of Additional Information. Set forth below are the names, principal business addresses and positions and offices with the Distributor of the other officers of the Distributor.


NAME OF DIRECTOR
----------------
OR OFFICER OF                                            POSITIONS AND OFFICES
-------------                                            ---------------------
THE DISTRIBUTOR        PRINCIPAL BUSINESS ADDRESS        WITH DISTRIBUTOR
---------------        --------------------------        ---------------------

Robert T. Podraza      1000 Brickell Avenue              Vice President
                       Miami, Florida  33131

Rodger D. Shay         1000 Brickell Avenue              President
                       Miami, Florida  33131

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

         The books and other documents required to be maintained pursuant to Rule 31a-1(b) (4) and (b) (10) are in the physical possession of the Fund's Investment Adviser, Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606; accounts, books and other documents required by Rule 31a-1(b) (5) through (7) and (b) (11) and Rule 31a-1(f) are in the physical possession of Shay Assets Management, Inc., 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606; all other books, accounts and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the physical possession of BISYS Fund Services Ohio, Inc., 3435 Stelzer Road, Columbus, Ohio 43219.

ITEM 29. MANAGEMENT SERVICES

         Not Applicable.

ITEM 30. UNDERTAKINGS

         Not Applicable.

SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and State of New York on April 29, 2002.



                                                 INSTITUTIONAL INVESTORS CAPITAL
                                                 APPRECIATION FUND, INC.



                                                 By:  /S/  JOHN J. MCCABE
                                                      --------------------------
                                                      John J. McCabe
                                                      Vice President